                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                             ____________________

                                   FORM 8-K
                              _________________



                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



                               NOVEMBER 6, 1997
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                       Commission file number: 0-26394




                       ACCENT SOFTWARE INTERNATIONAL LTD.
--------------------------------------------------------------------------------
              (Exact Name of Registrant as specified in its Charter)



               ISRAEL                                       N/A
   -------------------------------          ------------------------------------
   (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
   Incorporation or Organization)



                28 PIERRE KOENIG STREET, JERUSALEM 91530 ISRAEL
                               011-972-2-679-3723
--------------------------------------------------------------------------------
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES.)


                                          N/A
--------------------------------------------------------------------------------
               (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR,
                              IF CHANGED SINCE LAST REPORT)

         This Form 8-K for Accent Software International Ltd., and its subsidiaries ("Accent" or "the company") contains historical information and forward-looking statements. Statements looking forward in time are included in this Form 8-K pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks and uncertainties including, but not limited to, the timely availability of new products, market acceptance of the Company's existing products and products under development, the impact of competing products and pricing, the availability of sufficient resources including short- and long-term financing to carry out the Company's product development and marketing plans, and quarterly fluctuations in operating results. The Company's actual results in future periods may be materially different from any future performance suggested herein. Further, the Company operates in an industry sector where securities' values may be volatile and may be influenced by economic and other factors beyond the Company's control. In the context of the forward-looking information provided in this Form 8-K, please refer to the Company's most recent Form 10-K and the Company's other filings with the Securities and Exchange Commission.


ITEM 5.       OTHER EVENTS

(Dollars in thousands, except per share and warrant amounts)

         The Company's Ordinary Shares and Units are quoted on the Nasdaq SmallCap Market. The Company must meet certain requirements in order to maintain its listing on the Nasdaq SmallCap Market and as of June 30, 1997, the Company was not in compliance with all of the listing requirements in that its total capital and surplus was less than the required level. Specifically, on June 30, 1997, the Company's total capital and surplus of $(1,716) was below the minimum Nasdaq requirement of $1,000. On August 15, 1997, the Company was notified by The Nasdaq Stock Market, Inc. that it was no longer in compliance with all of the Nasdaq SmallCap Market listing requirements. The Company responded to Nasdaq on August 28, 1997 with a plan for restoring its capital and surplus to the required level. On September
15, 1997, the Company was advised that its plan was not acceptable and that the Company's Ordinary Shares would be delisted. The delisting of the Company's Ordinary Shares was deferred pending a hearing on October 9, 1997 before a Nasdaq review panel. As a result of the hearing, on October 21, 1997, the Company's request for continued listing on the Nasdaq SmallCap Market was granted pursuant to a temporary exception to the capital and surplus requirements until November 10, 1997, by which time the Company must file a Form 10-Q for the quarterly period ended September 30, 1997 and also file this Form 8-K. The 8-K filing made herein must evidence a minimum of $2,650 in capital and surplus, as well as compliance with all criteria necessary for continued listing. The Company filed a press release on October 22, 1997 stating that its shares would continue to be listed with an exception from the capital and surplus requirements with its Nasdaq symbols being "ACNFC" and "ACUFC" for its Ordinary Shares and Units, respectively, for the duration. The Company believes the 8-K filed herein meets the requirements specified by Nasdaq for continued listing on the SmallCap market.

         In compliance with the Nasdaq directive, this Form 8-K gives effect to certain transactions, discussed below, occurring subsequent to September 30, 1997, which are part of the Company's plan to regain compliance with the listing requirements. The Company's Form 10-Q for the quarterly period ended September 30, 1997, filed with the Securities and Exchange Commission on November 5, 1997, discussed the completion of several transactions occurring prior to and subsequent to September 30, 1997, which improved the Company's liquidity, increased its total capital and surplus, and strengthened its capital structure. Please see the Company's most recent Form 10-Q for the consolidated balance sheet as of September 30, 1997 and the consolidated statement of operations for the period ended September 30, 1997. Please refer specifically to the discussion of the issuance of

$2,000 in convertible debentures and related accounting as of September 30, 1997 (the "First Convertible Debenture") and $4,000 in convertible securities (the "Second Convertible Debentures") in Note 5 and Note 8, respectively, in the Notes to the Consolidated Financial Statements contained in the Company's most recent Form 10-Q. The following transactions occurred subsequent to September 30, 1997 with respect to the First and Second Convertible
Debentures:


FIRST CONVERTIBLE DEBENTURE

1) On October 16, 1997, the investor holding the First Convertible Debenture elected to convert $1,000, plus accrued interest of $11, into Ordinary Shares of the Company. The conversion price was approximately $1.88, resulting in the issuance of 538,300 Ordinary Shares to the investor. The percentage dilution to existing shareholders equaled approximately 4.4%. This transaction increased the Company's total shareholders' equity by $716.

2) On October 31, 1997, the investor holding the First Convertible Debenture elected to convert $500 of the remaining outstanding amount, plus accrued interest of $7, into Ordinary Shares of the Company. The conversion price was approximately $1.64, resulting in the issuance of 308,240 Ordinary Shares to the investor. The percentage dilution to existing shareholders equaled approximately 2.3%. Additionally, on October 31, 1997, the Company exercised its option to convert the $500 remaining balance of the First Convertible Debenture into Preferred Shares of the Company. This transaction increased the Company's total shareholders' equity by $682.


SECOND CONVERTIBLE DEBENTURES

3) On November 5, 1997, the Company completed a second financing transaction in which it issued $4,000 in exchange for the Second Convertible Debentures. The transaction resulted in cash of $3,700 net of estimated expenses of $300, which are being deferred and amortized over the life of the Second Convertible Debentures. The issuance also provides a guaranteed return to the investors of $1,000, which is recorded as an increase to shareholders' equity and a reduction to the Second Convertible Debentures. The guaranteed return is being accreted to the first date of conversion. The Company also received a firm commitment for an additional $1,750 which it will receive in exchange for Preferred Shares once certain conditions are met, including the effectiveness of the registration statement covering the Ordinary Shares into
which the debentures may be converted.   The investors in the Second
Convertible Debentures were granted warrants to purchase a total of 800,000 Ordinary Shares of the Company at an exercise price of $2.45 per share. The placement agent was granted warrants to purchase 525,000 Ordinary Shares at the same exercise price as the investors' warrants. Exercise of all of the investors' and placement agent's warrants would result in a percentage dilution to existing shareholders of approximately 15%. The grant of warrants to the investors and placement agent was valued at $2,248 and accordingly increased the Company's shareholders' equity by this amount.

4) The Company converted all of the outstanding amount of the Second Convertible Debentures into Preferred Shares immediately upon closing the transaction. Conversion of the Second Convertible Debentures increased the Company's capital and surplus by $529.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (b) Pro Forma Financial Information

         The following unaudited pro forma consolidated balance sheet and income statement give effect to the above transactions noted as 1) through 4). The pro forma adjustments are based upon available information which management believes is reasonable under current circumstances. The consolidated financial information and notes thereto do not purport to represent what the Registrant's results of operations would have been if in fact such transactions had in fact occurred on such date, but rather give adjustment to significant transactions and events occurring subsequent to September 30, 1997. The unaudited pro forma consolidated financial notes and accounting notes should be read in conjunction with the consolidated financial statements and related notes thereto, and other financial information pertaining to the Registrant filed with the Securities and Exchange Commission.

ACCENT SOFTWARE INTERNATIONAL, LTD.

CONSOLIDATED BALANCE SHEET WITH PRO FORMA ADJUSTMENTS
U.S. dollars and shares in thousands

                                       SEPT. 30               FIRST                    SECOND
                                         1997          CONVERTIBLE DEBENTURE     CONVERTIBLE DEBENTURE       PRO FORMA
                                       --------    ---------------------------  -----------------------       ---------
                                                       (1)            (2)          (3)           (4)
                                                   ----------      ---------    ---------   -----------
ASSETS
Current Assets
Cash and cash equivalents              $     76        67 (a)          33 (f)    3,700 (i)                   $  3,876
Trade receivables                         1,414                                                                 1,414
Other receivables                           229                                                                   229
Prepaid expenses                          1,206                                                                 1,206
Deferred debt issuance cost                 436      (218)(b)        (218)(g)    1,191 (m)    (1,191)(p)          -
Inventories                                 439                                                                   439
                                       --------                                                              --------
   Total current assets                $  3,800                                                              $  7,164
                                       --------                                                              --------

Equipment, net                         $  1,518                                                              $  1,518
Capitalized development costs, net          222                                                                   222
                                       --------    ------          ------      -------      --------         --------
   Total assets                        $  5,540    $ (151)         $ (185)     $ 4,891      $ (1,191)        $  8,904
                                       --------    ------          ------      -------      --------         --------
                                       --------    ------          ------      -------      --------         --------
LIABILITIES AND SHAREHOLDERS'
EQUITY (DEFICIT)
Current Liabilities
Current maturities of long-term debt   $  1,604                                                              $  1,604
Accounts payable and accruals             2,758                                                                 2,758
                                       --------                                                              --------
   Total current liabilities           $  4,362                                                              $  4,632

Long-term bank loans                   $  1,384                                                              $  1,384
6% Convertible Debentures                 1,734      (867)(c)       (867)(h)     1,643 (n)    (1,643)(q)          -
Accrued severance liability                 320                                                                   320
                                       --------    ------          ------      -------      --------         --------
   Total liabilities                   $  7,800    $ (867)        $ (867)      $ 1,643      $ (1,643)        $  6,066
                                       --------    ------          ------      -------      --------         --------
Shareholders Equity (Deficit)
Preferred Stock                        $    -                        325 (i)                   1,452 (r)     $  1,777
Share capital/Share Premium              38,672       651 (d)        328 (j)     3,248 (o)                     42,899
Accumulated deficit                     (40,932)       65 (e)         29 (k)                  (1,000)(s)      (41,838)
                                       --------    ------          ------      -------      --------         --------
   Shareholders equity (deficit)       $ (2,260)   $  716         $  682       $ 3,248      $    452         $  2,838
                                       --------    ------          ------      -------      --------         --------
   Total liabilities and
   shareholders' equity (deficit)      $  5,540    $ (151)        $ (185)      $ 4,891      $ (1,191)        $  8,904
                                       --------    ------          ------      -------      --------         --------
                                       --------    ------          ------      -------      --------         --------

         The consolidated balance sheet with pro forma adjustments shown above reflects the impact on the Company's capital structure of a series of events occurring subsequent to September 30, 1997, and correspond with the numerical events described under Item 5, "Other Events." The pro forma adjustments include the impact on the Company's accumulated deficit resulting from interest and other charges related to the events. The interest and other charges are also reflected in the pro forma adjustments on the following consolidated statement of operations. Neither the pro forma balance sheet nor the following pro forma statement of operations include adjustments for the results of operations since September 30, 1997.

         In addition to the adjustments shown in the above pro forma balance sheets, the Company expects to receive additional financing of $1,750, before expenses, upon completion of certain actions related to the Second Convertible Debenture. No pro forma adjustments for this additional financing are included in the above balance sheet.

ACCENT SOFTWARE INTERNATIONAL, LTD.

CONSOLIDATED STATEMENT OF OPERATIONS
WITH PRO FORMA ADJUSTMENTS
U.S. dollars and shares in thousands, except per share amounts

                                                  FOR THE NINE MONTHS ENDED 9/30/97
                                             AS REPORTED     ADJUSTMENTS       PRO FORMA
                                             -----------     -----------       ---------
Net Sales                                       $ 2,553                        $ 2,553

Operating costs and expenses
  Cost of sales                                   2,085                          2,085
  Product development costs                       3,575                          3,575
  Marketing expenses                              1,900                          1,900
  General and administrative expenses             1,917                          1,917
                                                -------                        -------

  Total operating costs and expenses              9,477                          9,477
                                                -------                        -------

Operating loss                                   (6,924)                        (6,924)

Financing expenses, net                             761           906 (t)        1,667
                                                -------                        -------

Net loss                                        $(7,685)                       $(8,591)
                                                -------                        -------
                                                -------                        -------

Net loss per share                              $ (0.65)                       $ (0.73)
                                                -------                        -------
                                                -------                        -------

Weighted average number of shares outstanding    11,754                         11,839
                                                -------                        -------
                                                -------                        -------

         Results of operations have not been incorporated into either the pro forma balance sheet or the pro forma statement of operations. The Company estimates that its results of operations for the period September 30, 1997, through the date of this Form 8-K is a net operating loss of approximately $500.

ACCOUNTING FOR THE FIRST CONVERTIBLE DEBENTURE

1) On October 16, 1997, the investor elected to convert $1,000 of the debenture, plus accrued interest of $11, into Ordinary Shares of the Company. The conversion price was approximately $1.88, resulting in the issuance of 538,300 Ordinary Shares to the holder and a percentage dilution to current shareholders of approximately 4.4%.


    (a) The investor paid a legend removal fee to the Company equal to 6.67% of the value of the debenture and accrued interest being converted. As a result, the cash balance increased $67 and interest expense (accumulated deficit) decreased by the same amount.

    (b) One-half of the unamortized deferred debt issuance cost related to this transaction ($218) was eliminated through a credit to deferred debt issuance cost and a related reduction in share premium.

    (c) One-half of the debenture is converted into Ordinary Shares. The original value of the debenture being converted, $1,000, is offset by the unaccreted value of $133 (50% of the original warrant value of $290 less $24 of accretion previously recorded) assigned to the warrants issued to the investor and related to this transaction.

    (d) The share premium account was increased by the $867 in debentures being converted, plus $2 in accrued interest for the period September 30, 1997, to October 16, 1997 (paid in shares), less the $218 of the deferred debt issuance cost explained in (b), above.

    (e) The increase in the accumulated deficit of $65 represents the interest expense for the period from September 30 to October 16, 1997, $2, and partially offset by the legend removal fee, $67.

2) On October 31, 1997, the investor elected to convert $500 of the remaining debenture, plus accrued interest of $7, into Ordinary Shares of the Company. The conversion price was approximately $1.64, resulting in the issuance of 308,240 Ordinary Shares to the investor. Also on October 31, 1997, the Company exercised its option to convert the balance of the debenture into Preferred Shares.

    (f) The investor paid a legend removal fee to the Company equal to 6.67% of the value of the debenture and accrued interest being converted into Ordinary Shares (but not for the value of the debenture being converted at the Company's option into Preferred Shares). The cash balance increased $33 and interest expense (accumulated deficit) decreased by the same amount.

    (g) The remaining unamortized deferred debt issuance cost related to the transaction ($218) was eliminated through a credit to deferred debt issuance cost and reductions of $109 to both the preferred stock and share premium accounts.

    (h) The remaining debenture is converted into Preferred Shares and Ordinary Shares. The remaining value of the debenture being converted, $1,000, is offset by the unaccreted value of $133 (50% of the original value of the warrants, $290, less the $24 of accretion previously recorded) assigned to the warrants issued to the investor and related to this portion of the transaction.

    (i) Preferred Stock is increased for the amount of the debenture being converted into Preferred Shares ($434), less the remaining related deferred debt issuance cost of $109 referred to in (g), above.

    (j) The share premium account is increased by the value of the debenture being converted into Ordinary Shares ($433), plus the value of accrued interest expense being paid in shares ($4), less the related deferred debt issuance cost of $109 referred to in (g), above.

    (k) The accumulated deficit decreases by $29 which is the sum of the interest expense, $4, partially offset by the legend removal fee, $33.


ACCOUNTING FOR THE SECOND CONVERTIBLE DEBENTURES

3) The Company completed a transaction on November 6, 1997, in which it sold $5,750 of 6% convertible debentures to a group of four investors. The Company received $4,000 in cash before expenses and a firm commitment that it would receive an additional $1,750 once certain conditions are met, including the effective registration of the Ordinary Shares into which the debentures may be converted.

    (l) Net cash proceeds from the issuance of $4,000 in debentures is expected to be approximately $3,700, after deduction of cash-based issuance costs.

    (m) The deferred debt issuance costs of $1,191 consist of $300 in underwriter, legal and other fees paid in cash plus the value of warrants issued to the underwriter. The underwriter received 525,000 warrants related to the $4,000 issue. The exercise price of the warrants is $2.45 per share and can be exercised for five years. The warrants have been valued using a widely accepted valuation model at $891.

    (n) The carrying cost of the debentures equals the face value of the debentures, $4,000, less (1) the value of the warrants issued to the investors and (2) the guaranteed return implicit in the transaction. The investors were issued 800,000 five year warrants with an exercise price of 110% of the Company's closing bid price for the five trading days preceding the closing. The warrants have been valued using a widely accepted valuation model at $1,357. The transaction provides a "guaranteed return" to the investors equal to 25% of their investment, $1,000.

    (o) The share premium account increased by $3,248 which is the sum of (1) the value of the warrants issued to the underwriters, $891; (2) the value of the warrants issued to the investors, $1,357; and (3) the value of the "guaranteed return," $1,000.

4) The Second Convertible Debentures are converted into convertible Preferred Shares of the Company promptly upon closing the transaction.

    (p) The deferred issuance costs of $1,191 referred to in (m), above are offset against the value of the Preferred Shares being issued.

    (q)  100% of the debentures are converted into Preferred Shares.

    (r) The Preferred Share account increased $1,452 as a result of the conversion of $2,643 of debentures ($1,643 of debentures increased by the guaranteed return of $1,000 which was charged to interest expense), less the amount of deferred debt issuance cost of $1,191.

    (s) The accumulated deficit increased for the value of the guaranteed return, $1,000.


ACCOUNTING FOR FINANCING COSTS ON THE STATEMENT OF OPERATIONS

    (t) The net financing expense of $906 is incorporated into the pro forma balance sheet on the preceding page as changes in the accumulated deficit (see references (e), (k) and (s)).


ACCOUNTING FOR THE SUBSEQUENT FUNDING OF $1,750

         As discussed previously, upon effective registration of the Ordinary Shares underlying the debentures, the investors have committed to purchase an additional $1,750 in Preferred Shares for an aggregate purchase price of $1,750. As part of the purchase price, the investors will also receive additional warrants to purchase 350,000 Ordinary Shares of the Company. The placement agent will also receive additional warrants to purchase 262,500 Ordinary Shares. The accounting treatment for the additional funding is similar to that explained above for the First and Second Convertible Debentures. Completion of the subsequent funding of $1,750 will further increase the Company's total capital and surplus.



                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                ACCENT SOFTWARE INTERNATIONAL LTD.
                                          (REGISTRANT)




Date:  November 6, 1997         by: /s/ Robert J. Behr
                                    ----------------------------------------
                                    Robert J. Behr
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)